Exhibit 5.1

July 15, 2022

Next Bridge Hydrocarbons, Inc.

6300 Ridglea Place, Suite 950

Fort Worth, TX 76116

Re: Next Bridge Hydrocarbons, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Next Bridge Hydrocarbons, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, up to 165,523,363 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”). The Shares may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Act.

We have examined the Registration Statement, the Prospectus, instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

This opinion is limited to the Nevada Revised Statutes, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is not to be relied upon for any other purpose. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Next Bridge Hydrocarbons, Inc.

July 15, 2022

Very truly yours,

WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson